Exhibit 99.1

Co-Diagnostics, Inc. Reports First Quarter 2025 Financial Results

SALT LAKE CITY, May 8, 2025— Co-Diagnostics, Inc. (NASDAQ: CODX), a molecular diagnostics company with a unique, patented platform for the development of molecular diagnostic tests, today announced financial results for the quarter ended March 31, 2025.

First Quarter 2025 Financial Results:

●	Revenue of $0.1 million, which declined from $0.5 million during the Q1 2024 primarily due to timing of grant revenue recognition. The Company did not recognize any grant revenue during the first quarter 2025

●	Operating expenses of $8.6 million decreased by 18.2% from the prior year first quarter

●	Operating loss of $8.6 million compared to operating loss of $10.3 million in Q1 2024

●	Net loss of $7.5 million, compared to net loss of $9.3 million in Q1 2024, representing a loss of $0.24 per fully diluted share, compared to a loss of $0.31 per fully diluted share in Q1 2024

●	Adjusted EBITDA loss of $7.4 million

●	Cash, cash equivalents, and marketable securities of $21.5 million as of March 31, 2025

First Quarter Business Highlights:

●	Remain on track for initiation of clinical evaluations for 4 tests in product pipeline and completion of manufacturing facility in India by year-end 2025

●	Hosted a symposium to honor International HPV Awareness Day 2025 in India, in collaboration with CoSara, as the Company prepares for pre-clinical and pre-analytical studies for its HPV test to be utilized on the Co-Dx™ PCR Pro™ instrument*

●	Hosted a booth at BioUtah’s Life Sciences Day on the Hill at the Utah State Capitol Rotunda, which showcased Co-Dx’s upcoming at-home and point-of-care Co-Dx PCR platform*

“During the quarter, Co-Diagnostics continued to make significant progress in the development of our test pipeline,” said Dwight Egan, Co-Diagnostics’ Chief Executive Officer. “Our priority remains bringing the Co-Dx PCR platform to market, as we advance towards clinical evaluations and regulatory submissions for the 4 main tests in our pipeline. We believe our tuberculosis, respiratory multiplex, HPV multiplex, and COVID-19 tests, to be utilized on the Co-Dx PCR Pro, will play a key role in transforming the global accessibility of diagnostic testing solutions. I am proud of the progress our team has made and look forward to building upon our momentum throughout the rest of the year.”

“Our team made strong progress on our development pipeline during the quarter. Co-Diagnostics remains focused on maintaining operational efficiency as we advance towards several development milestones, including the commencement of clinical evaluations. We look forward to providing you with updates as they come,” said Brian Brown, Co-Diagnostics’ Chief Financial Officer.

Conference Call and Webcast

Co-Diagnostics will host a conference call and webcast at 4:30 p.m. EDT today to discuss its financial results with analysts and institutional investors. The conference call and webcast will be available via:

Webcast: ir.codiagnostics.com on the Events & Webcasts page, or accessible directly here

Conference Call: 800-715-9871 (Toll Free) or (646) 307-1963 (Toll) with participant passcode 1977478

The call will be recorded and later made available on the Company’s website: https://codiagnostics.com.

*The Co-Dx PCR platform (including the PCR Home™, PCR Pro™, mobile app, and all associated tests) is subject to review by the FDA and/or other regulatory bodies and is not yet available for sale.

About Co-Diagnostics, Inc.

Co-Diagnostics, Inc., a Utah corporation, is a molecular diagnostics company that develops, manufactures and markets state-of-the-art diagnostics technologies. The Company’s technologies are utilized for tests that are designed using the detection and/or analysis of nucleic acid molecules (DNA or RNA). The Company also uses its proprietary technology to design specific tests for its Co-Dx PCR at-home and point-of-care platform and to identify genetic markers for use in applications other than infectious disease.

Non-GAAP Financial Measures:

This press release contains adjusted EBITDA, which is a non-GAAP measure defined as net income excluding depreciation, amortization, income tax (benefit) expense, net interest (income) expense, stock-based compensation, change in fair value of contingent consideration, and realized gain (loss) on investments . The Company believes that adjusted EBITDA provides useful information to management and investors relating to its results of operations. The Company’s management uses this non-GAAP measure to compare the Company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes. The Company believes that the use of adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making.

Management does not consider the non-GAAP measure in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of the non-GAAP financial measure is that it excludes significant expenses that are required by GAAP to be recorded in the Company’s financial statements. In order to compensate for these limitations, management presents the non-GAAP financial measure together with GAAP results. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. A reconciliation table of the net income, the most comparable GAAP financial measure to adjusted EBITDA, is included at the end of this release. The Company urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the company’s business.

Forward-Looking Statements:

This press release contains forward-looking statements. Forward-looking statements can be identified by words such as “believes,” “expects,” “estimates,” “intends,” “may,” “plans,” “will” and similar expressions, or the negative of these words. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made and predictions as to future facts and conditions. Forward-looking statements in this release include statements regarding (i) advancement into clinical evaluations and continued development and regulatory submissions for the Co-Dx PCR platform and (ii) our belief that the platform will play a key role in transforming the global accessibility of diagnostic testing solutions. Forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances. Actual results may differ materially from those contemplated or anticipated by such forward-looking statements. Readers of this press release are cautioned not to place undue reliance on any forward-looking statements. There can be no assurance that any of the anticipated results will occur on a timely basis or at all due to certain risks and uncertainties, a discussion of which can be found in our Risk Factors disclosure in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (SEC) on March 27, 2025, and in our other filings with the SEC. The Company does not undertake any obligation to update any forward-looking statement relating to matters discussed in this press release, except as may be required by applicable securities laws.

Investor Relations Contact:

Andrew Benson

Head of Investor Relations

+1 801-438-1036

investors@codiagnostics.com

CO-DIAGNOSTICS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$1,903,034	$2,936,544
Marketable investment securities	19,575,902	26,811,098
Accounts receivable, net	136,391	132,570
Inventory, net	1,083,309	1,072,724
Income taxes receivable	574	-
Prepaid expenses and other current assets	1,132,281	1,338,762
Total current assets	23,831,491	32,291,698
Property and equipment, net	2,593,808	2,761,280
Operating lease right-of-use asset	1,893,422	2,114,876
Intangible assets, net	26,101,000	26,101,000
Investment in joint venture	729,621	731,065
Total assets	$55,149,342	$63,999,919
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$2,712,642	$3,294,254
Accrued expenses	1,610,890	2,562,169
Operating lease liability, current	902,881	915,619
Contingent consideration liabilities, current	109,275	502,819
Deferred revenue	40,857	40,857
Total current liabilities	5,376,545	7,315,718
Long-term liabilities
Income taxes payable	725,127	713,643
Operating lease liability	1,028,282	1,236,560
Contingent consideration liabilities	98,557	422,080
Total long-term liabilities	1,851,966	2,372,283
Total liabilities	7,228,511	9,688,001
Commitments and contingencies (Note 10)
Stockholders’ equity
Convertible preferred stock, $0.001 par value; 5,000,000 shares authorized; 0 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized; 38,421,321 shares issued and 33,572,643 shares outstanding as of March 31, 2025 and 37,902,222 shares issued and 33,053,544 shares outstanding as of December 31, 2024	38,421	37,902
Treasury stock, at cost; 4,848,678 shares held as of March 31, 2025 and December 31, 2024, respectively	(15,575,795)	(15,575,795)
Additional paid-in capital	103,701,665	102,472,210
Accumulated other comprehensive income	330,653	418,443
Accumulated earnings (deficit)	(40,574,113)	(33,040,842)
Total stockholders’ equity	47,920,831	54,311,918
Total liabilities and stockholders’ equity	$55,149,342	$63,999,919

CO-DIAGNOSTICS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Product revenue	$50,277	$252,745
Grant revenue	-	215,109
Total revenue	50,277	467,854
Cost of revenue	21,590	234,505
Gross profit	28,687	233,349
Operating expenses
Sales and marketing	657,030	1,563,682
General and administrative	2,773,149	2,918,803
Research and development	4,870,019	5,679,678
Depreciation and amortization	280,445	330,573
Total operating expenses	8,580,643	10,492,736
Loss from operations	(8,551,956)	(10,259,387)
Other income, net
Interest income, net	13,601	362,733
Realized gain on investments	301,465	228,070
Gain on remeasurement of acquisition contingencies	717,067	450,260
Loss on equity method investment in joint venture	(1,444)	(70,955)
Total other income, net	1,030,689	970,108
Loss before income taxes	(7,521,267)	(9,289,279)
Income tax provision	12,004	22,764
Net loss	$(7,533,271)	$(9,312,043)
Other comprehensive income (loss)
Change in net unrealized gains on marketable securities, net of tax	(87,790)	79,855
Total other comprehensive income (loss)	$(87,790)	$79,855
Comprehensive loss	$(7,621,061)	$(9,232,188)

Loss per common share:
Basic and Diluted	$(0.24)	$(0.31)
Weighted average shares outstanding:
Basic and Diluted	32,048,953	29,842,874

CO-DIAGNOSTICS, INC. AND SUBSIDIARIES
GAAP AND NON-GAAP MEASURES
(Unaudited)

Reconciliation of net loss to adjusted EBITDA:
	Three Months Ended March 31,
	2025	2024
Net loss	$(7,533,271)	$(9,312,043)
Interest income, net	(13,601)	(362,733)
Realized gain on investments	(301,465)	(228,070)
Depreciation and amortization	280,445	330,573
Change in fair value of contingent consideration	(717,067)	(450,260)
Stock-based compensation expense	875,228	1,571,234
Income tax provision	12,004	22,764
Adjusted EBITDA	$(7,397,727)	$(8,428,535)